FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                    Date of Report           March 12, 2003


                         FIRST VIRGINIA BANKS, INC.
           (Exact name of registrant as specified in its charter)


             Virginia                  1-6580             54-0497561
  (State or other jurisdiction of   (Commission        (I.R.S. Employer
   incorporation or organization)   file number)    Identification Number)


        6400 Arlington Boulevard
         Falls Church, Virginia                           22042-2336
     (Address of principal executive                      (Zip Code)
                offices)


             Registrant's telephone number, including area code
                               (703) 241-4000


                                Not Applicable
         (Former name or former address, if changed since last report)


The exhibit index as required by item 601(a) of Regulation S-K is included on page 3 of this report.




Item 5.  OTHER EVENTS

     On March 11, 2003, First Virginia Banks, Inc. announced it will call for the redemption of all outstanding shares of its preferred stock. First Virginia will redeem these shares at the redemption value of $10.00 per share effective May 1, 2003. There are four series of preferred stock with a total of 37,683 shares outstanding: Series A, Series B, Series C and Series D.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                          Description of Exhibit

   1                        Press release dated March 11, 2003

   2                        Notice of Redemption dated March 10, 2003








                                  SIGNATURE


              Pursuant to the requirements of the Securities Exchange
         Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FIRST VIRGINIA BANKS, INC.
                                            (Registrant)


                                             March 12, 2003
                                             -----------------------
                                             Richard F. Bowman,
                                             Executive Vice President,
                                             Treasurer and Chief Financial
                                             Officer







                                EXHIBIT INDEX

 Exhibit No.              Description of Exhibit                     Page

     1              Press release dated March 11, 2003                4

     2              Notice of Redemption dated March 10, 2003         5






                                                            Exhibit 1.


2853
March 11, 2003                                    CONTACT: Richard F. Bowman
FOR IMMEDIATE RELEASE                                  (703) 241-3685


        FIRST VIRGINIA ANNOUNCES REDEMPTION OF ALL PREFERRED SHARES


     First Virginia Banks, Inc. is announcing it will call for the redemption of all outstanding shares of its preferred stock. First Virginia will redeem these shares at the redemption value of $10.00 per share effective May 1, 2003. There are four series of preferred stock with a total of 37,683 shares outstanding: Series A, Series B, Series C and Series D.

     As an alternative to redemption at the $10.00 per share price, shareholders may choose to convert their preferred shares into the common stock of First Virginia. Based on the conversion rates of the various series of preferred stock and the current market value of First Virginia common stock, shareholders who elected to convert their shares rather than redeem them would receive common shares with a value in excess of $100 and annual dividends of 375% or more compared to the dividends they are currently receiving on their preferred shares. In order to take advantage of the conversion option, preferred shareholders must complete all required forms and submit them prior to the May 1, 2003 redemption date.

     First Virginia is the largest independent banking company headquartered in Virginia and one of the 50 largest in the United States. There are currently eight banks in the First Virginia group with 298 offices in Virginia, 55 offices in Maryland and 11 offices in East Tennessee. First Virginia also operates a full-service insurance agency, First Virginia Insurance Services, Inc. The corporation's common stock is traded on the New York Stock Exchange under the symbol "FVB." For more information about First Virginia and its products and services, please visit our website at firstvirginia.com.


Falls Church, Virginia




                                                            Exhibit 2.

Dated March 10, 2003

                            NOTICE OF REDEMPTION
                             To the Holders of
                         First Virginia Banks, Inc.

                        5% Series A Preferred Stock
                     5% Second Series A Preferred Stock
                     5% Third Series A Preferred Stock
                     7% First Series B Preferred Stock
                     7% First Series C Preferred Stock
                     8% First Series D Preferred Stock

     NOTICE IS HEREBY GIVEN that, pursuant to the Articles of Incorporation of First Virginia Banks, Inc., a Virginia corporation ("First Virginia"), and the applicable Articles of Serial Designation of the above-referenced Series of Preferred Stock of First Virginia (the "Preferred Stock"), First Virginia has exercised its right to redeem as of 5:00 p.m. Eastern Time on May 1, 2003 (the "Redemption Date") all of its outstanding shares of Preferred Stock at $10.00 per share plus an amount equal to any declared but unpaid dividends thereon through but not including the Redemption Date as set forth below, without interest (the "Redemption Price").
Payment of the Redemption Price will be made on or after the Redemption Date against presentation and surrender of the Preferred Stock in the manner set forth below.

     On the Redemption Date, dividends shall cease to accrue on the shares of Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as preferred stockholders of First Virginia shall cease, except the right to receive the Redemption Price, without interest thereon, upon proper surrender of the certificates evidencing such shares.

     A copy of this Notice of Redemption is being sent to all holders of record of shares of Preferred Stock as of March 10, 2003. In order to receive the Redemption Price, holders of Preferred Stock must present and surrender the certificates evidencing such Preferred Stock, together with a properly completed Letter of Transmittal (a copy of which is included with this Notice) and any other materials as First Virginia may reasonably request, to Registrar and Transfer Company, First Virginia's transfer agent and registrar (the "Transfer Agent"), at the address given below.

     You should be aware that record holders of Preferred Stock have the right to elect to convert shares of Preferred Stock into common stock, par value $1.00 per share, of First Virginia ("First Virginia Common Stock"). This right of conversion will expire unless you properly submit your Preferred Stock for conversion prior to the redemption on the Redemption Date. Additional information regarding conversion is included on the next page of this Notice.


              Conversion of Preferred Stock into Common Stock

     Each record holder of Preferred Stock has the right, at such holder's option, to surrender shares of Preferred Stock with written instructions to the Transfer Agent to convert such shares of Preferred Stock into shares of First Virginia Common Stock at any time prior to 5:00 p.m. Eastern Time on the Redemption Date (the "Conversion Deadline"). Pursuant to the conversion provisions of the Preferred Stock, each share of Series A Preferred Stock, Second Series A Preferred Stock, Third Series A Preferred Stock, First Series B Preferred Stock, and First Series D Preferred Stock that a holder elects to convert shall be converted into 3.375 shares of First Virginia Common Stock, and each share of First Series C Preferred Stock that a holder elects to convert shall be converted into 2.7 shares of First Virginia Common Stock.

     Upon conversion, no dividend rights shall be deemed to have accrued at that time on the Preferred Stock so converted or on the First Virginia Common Stock received upon conversion, and such shares shall be entitled to receive only such dividends as may thereafter be declared on such First Virginia Common Stock with a record date following such conversion. First Virginia will not issue any fractional shares of First Virginia Common Stock upon conversion; instead, the amount of cash payable with respect to any fractional share of First Virginia Common Stock that would otherwise be issuable in respect of Preferred Stock shall be determined by multiplying such fraction by the closing price per share of First Virginia Common Stock on the New York Stock Exchange for the date preceding conversion.

     In order to convert Preferred Stock into First Virginia Common Stock, holders of Preferred Stock must present and surrender the certificates evidencing such Preferred Stock, together with a properly completed Form of Election and Letter of Transmittal and any other materials as First Virginia may reasonably request, to the Transfer Agent.

     Holders of Preferred Stock who elect to convert will receive upon conversion shares of First Virginia Common Stock (including cash, if any, received in lieu of fractional shares) that is expected to have a greater market value than the amount of cash receivable upon redemption. No assurance is given as to the price of the First Virginia Common Stock at any future time, and the holders should expect to incur certain expenses if the First Virginia Common Stock is subsequently sold.

       THE DEADLINE FOR CONVERSION OF THE PREFERRED STOCK IS PRIOR TO 5:00 P.M. EASTERN TIME ON MAY 1, 2003. BECAUSE IT IS TIME OF
     RECEIPT, WHICH IS AT THE SOLE RISK OF THE HOLDER OF THE PREFERRED
        STOCK, NOT THE TIME OF MAILING, THAT DETERMINES WHETHER THE
        PREFERRED STOCK HAS BEEN PROPERLY SUBMITTED FOR CONVERSION,
      SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY.  IN ALL EVENTS,
       HOWEVER, THE METHOD OF TRANSMITTING PREFERRED STOCK IS AT THE
                    OPTION AND SOLE RISK OF THE HOLDER.



                                    NOTICE

     Holders of Preferred Stock should consult their own investment advisors with respect to conversion and any other alternatives relating to the Preferred Stock (including market transactions) that may be available to them. This Notice of Redemption is not intended as a solicitation or as advice on whether to convert, redeem or take any other action with respect to your Preferred Stock.

     First Virginia has been advised that under present federal income tax laws, no taxable gain or loss will be recognized by holders upon conversion of the Preferred Stock into Common Stock, except for cash received in lieu of fractional shares. A redemption of Preferred Stock, however, will be a taxable transaction. The amount and character of income, gain or loss recognized by a holder upon redemption will vary depending upon such holder's individual circumstances. Holders should consult their own tax advisors as to the specific tax consequences applicable to them upon conversion or redemption.

     A copy of this Notice of Redemption, Form of Election and Letter of Transmittal to accompany Preferred Stock surrendered for redemption or tendered for conversion and guidelines for certification of Taxpayer Identification Number on Substitute Form W-9 are attached. Please read the enclosed documents carefully.

     Do not send certificates for Preferred Stock without submitting the required materials. These materials should be submitted to the Transfer Agent at the addresses set forth below.

                        Registrar and Transfer Company
       If by Mail:             If by Hand:          If by Overnight Courier
      10 Commerce Drive      10 Commerce Drive        10 Commerce Drive
      Cranford, New Jersey   Cranford, New Jersey     Cranford, New Jersey
         07016-3572             07016-3572               07016-3572

     If you have any questions about this Notice, you may contact Barbara J. Chapman, Vice President and Secretary, First Virginia Banks, Inc., at 703-241-3656 or 800-995-9416. If you desire additional copies of any of the enclosed documents, please contact Registrar and Transfer Company at 800-368-5948.